EXHIBIT 23.1
                       CONSENT OF HARPER & PEARSON COMPANY

     We consent to the use in this Registration Statement on Form SB-2 No. 33-76533 of our report dated January 20, 2000, relating to the financial statements of Planet Resources, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


Houston,  Texas
April  3,  2000